Exhibit 99.1

Chaince Digital Holdings Inc. (Nasdaq: CD) Announces Approximately $16.2 Million Registered Direct Offering to Advance Its Digital Asset and Capital Markets Strategy Offering expected to strengthen balance sheet and support digital asset management, real-world asset tokenization, and the Company’s regulated capital markets platform

NEW YORK, Aug. 10, 2026 (GLOBE NEWSWIRE) -- Chaince Digital Holdings Inc. (Nasdaq: CD) (“Chaince Digital” or the “Company”) (formerly Mercurity Fintech Holding Inc.), a digital finance and technology company focused on tokenization, on-chain innovation, and regulated brokerage services, today announced that it has entered into securities purchase agreements with certain investors for the purchase and sale of 30,560,000 ordinary shares in a registered direct offering, for aggregate gross proceeds of approximately $16.2 million (including purchases made in USDC), before deducting offering expenses. The closing of the offering is expected to occur on or about August 11, 2026, subject to the satisfaction of customary closing conditions. Additional terms of the offering will be set forth in the prospectus supplement to be filed with the U.S. Securities and Exchange Commission (the “SEC”).

The Company intends to use the net proceeds from the offering for working capital and general corporate purposes, which may include supporting the Company’s institutional growth strategy. The financing is intended to strengthen Chaince Digital’s capital position across its three core business pillars: expanding institutional-grade digital asset management and on-chain treasury operations; advancing real-world asset tokenization infrastructure and partnerships to bring regulated financial products on-chain; and scaling the underwriting, advisory, and brokerage franchise of Chaince Securities, LLC, the Company’s FINRA-registered broker-dealer subsidiary.

Shi Qiu, Chief Executive Officer of Chaince Digital Holdings Inc., commented, “We believe institutional demand for regulated, on-chain financial products is developing faster than the infrastructure available to serve it, and that this is the right moment to build ahead of that demand rather than react to it. We intend to be disciplined stewards of this capital — deploying it where our regulatory foundation and our technology reinforce one another — because we believe that discipline, more than any single initiative, is what compounds value for shareholders over time.”

The securities described above are being offered pursuant to the Company’s effective shelf registration statement on Form F-3 (File No. 333-287428), which was initially filed with the SEC on May 20, 2025 and declared effective on June 27, 2025. The offering is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A prospectus supplement and the accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Chaince Digital Holdings Inc.

Chaince Digital Holdings Inc. (Nasdaq: CD) (formerly Mercurity Fintech Holding Inc.) is a digital finance and technology company focused on tokenization, on-chain innovation, and regulated brokerage services. Through its subsidiaries, including Chaince Securities, LLC, a FINRA-registered broker-dealer, and AI/HPC infrastructure platforms, Chaince Digital provides technology-enabled solutions across distributed computing, business consulting, and capital markets services. The Company aims to bridge traditional financial markets with the emerging digital-asset economy through compliant, scalable, and institutional-grade infrastructure. For more information, please visit www.chaincedigital.com.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to statements regarding the expected closing of the offering, the anticipated use of proceeds and the Company’s business strategy and growth initiatives. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. In particular, the completion of the offering is subject to the satisfaction of customary closing conditions, and there can be no assurance that the offering will be completed on the anticipated timeline or at all, or that the net proceeds will be applied as currently anticipated. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results.

Contacts:

International Elite Capital Inc.

Annabelle Zhang

Tel: +1(646) 866-7928

Email: chaince@iecapitalusa.com